Exhibit 5.1

April 24, 2012

Anixter International Inc. 2301 Patriot Boulevard Glenview, Illinois 60026	Anixter Inc. 2301 Patriot Boulevard Glenview, Illinois 60026

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Anixter International Inc., a Delaware corporation (the “Parent”), and Anixter Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-3 (the “Registration Statement”) filed by the Parent and the Company with the Securities and Exchange Commission (the “Commission”) on April 24, 2012 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, which became effective upon filing pursuant to Rule 462(e) under the Securities Act, relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of an unspecified amount of (i) debt securities of the Company (the “Debt Securities”) and (ii) guarantees of the Parent in connection with the Debt Securities (the “Guarantees”). The Debt Securities and the Guarantees are collectively referred to herein as the “Securities.”

The Debt Securities are to be issued under an indenture to be entered into by the Parent, the Company and Wells Fargo Bank, National Association, as Trustee, in the form filed as Exhibit 4.1 to the Registration Statement (the “Indenture”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Parent and the Company, public officials and other appropriate persons.

Anixter International Inc.

Anixter Inc.

April 24, 2012

In rendering the opinions in this letter we have assumed, without independent investigation or verification, that each party to each of the documents executed or to be executed, other than the Parent and the Company, (a) is validly existing and in good standing under the laws of its jurisdiction of organization, (b) has full power and authority to execute such documents to which it is a party and to perform its obligations thereunder, (c) has taken all necessary action to authorize execution of such documents on its behalf by the persons executing same, (d) has properly executed and delivered, or will properly execute and deliver, each of such documents to which it is a party, and (e) has duly obtained all consents or approvals of any nature from and made all filings with any governmental authorities necessary for such party to execute, deliver or perform its obligations under such documents to which it is a party. In addition, in rendering such opinions we have assumed, without independent investigation or verification, (i) that the execution and delivery of, and performance of their respective obligations under, the documents executed or to be executed by each party thereto, other than the Parent and the Company, do not violate any law, rule, regulation, agreement or instrument binding upon such party, (ii) that each of such documents is the legal, valid and binding obligation of, and enforceable against, each party thereto, other than the Parent and the Company, and (iii) that the execution and delivery by the Parent and the Company of, and performance by them of their obligations under, such documents do not violate any law, rule, regulation, agreement or instrument binding upon the Parent or the Company or require any consent or approval from or filing with any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to those laws, rules and regulations of the states of Delaware and New York that, in our experience, are normally applicable to transactions of the type provided for by the documents executed or to be executed, but without our having made any special investigation with respect to any other laws, rules or regulations).

We make no representation that we have independently investigated or verified any of the matters that we have assumed for the purposes of this opinion letter.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, when the Indenture has been duly authorized, executed and delivered by all parties thereto and when any applicable state securities or Blue Sky laws have been complied with:

1. With respect to any offering of any series of Debt Securities (the “Offered Debt Securities”), when (i) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee

Anixter International Inc.

Anixter Inc.

April 24, 2012

appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or the Restated Certificate of Incorporation or the By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: the Offered Debt Securities, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. With respect to any offering of Guarantees of Offered Debt Securities, when (i) an appropriate prospectus supplement with respect to the Guarantees and the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Guarantees and the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Guarantees and the Offered Debt Securities has been duly authorized, executed and delivered by the Parent and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Parent have taken all necessary corporate action to approve the issuance and terms of the Guarantees and related matters; (iv) the board of directors and officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities; (v) the terms of the Guarantees and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or the Restated Certificate of Incorporation or the By-laws of the Parent or result in a default under or breach of any agreement or instrument binding upon the Parent; and (vi) the Guarantees have been duly executed and the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: the Guarantees, when issued and sold in accordance and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Parent.

The opinions set forth above are subject to the following qualifications:

A. The opinions expressed herein with respect to the legality, validity, binding nature and enforceability of any Securities are subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws

Anixter International Inc.

Anixter Inc.

April 24, 2012

affecting creditors’ rights generally, whether now or hereafter in effect, (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity), (iii) requirements that a claim with respect to any Offered Debt Security or Guarantee of an Offered Debt Security denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect to such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iv) government authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

B. The foregoing opinions are limited to the laws of the State of New York and the General Corporation Law of Delaware (which includes those statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws), and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, SCHIFF HARDIN LLP

By:	/s/ David McCarthy
David McCarthy